As filed with the Securities and Exchange Commission on September 1, 2005.

                                                      Registration No. 333-93697

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   QMed, Inc.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                             22-2468665
-------------------------------                              -------------------
(State or Other Jurisdiction of                                 (IRS Employer
 Incorporation or Organization)                              Identification No.)

                               25 Christopher Way
                           Eatontown, New Jersey 07724
                     ---------------------------------------
                    (Address of Principal Executive Offices)

                      QMed, Inc. 1999 Equity Incentive Plan
                      -------------------------------------
                            (Full Title of the Plan)

                                 Michael W. Cox
                                   QMed, Inc.
                               25 Christopher Way
                           Eatontown, New Jersey 07724
                -------------------------------------------------
               (Name and Address of Agent For Service of Process)

                                 (732) 544-5544
          ------------------------------------------------------------
          (Telephone Number, Including Area Code of Agent for Service)


                                 With a Copy to:
                            William P. Oberdorf, Esq.
                            St. John & Wayne, L.L.C.
                  Two Penn Plaza East, Newark, New Jersey 07105
                                 (973) 491-3600

                        --------------------------------

                                EXPLANATORY NOTE

On December 28, 1999, QMed, Inc. (the "Company") registered 1,000,000 shares of its Common Stock on Form S-8 (Registration No. 333-93697) (the "Registration Statement"), issuable under its 1999 Equity Incentive Plan. The Registration Statement included a Reoffer Prospectus prepared in accordance with the requirements of Form S-3, and was to be used for offers of common stock acquired by persons deemed affiliates of the Company.

The Company hereby amends the Registration Statement to delete the Reoffer Prospectus in its entirety. Accordingly, shares of the Company's common stock may not be offered by certain officers and directors to be named in one or more supplements to the Reoffer Prospectus.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Monmouth, State of New Jersey on the 25th day of August, 2005.

                                    QMed, Inc.

                                    By: /s/  Michael W. Cox
                                        ---------------------------------------
                                    Name: Michael W. Cox
                                    Title:President and Chief Executive Officer

We, the undersigned officers and directors of QMed, Inc., hereby severally constitute and appoint Michael W. Cox and William T. Schmitt, Jr. and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                    Title                                       Date
---------                    -----                                       ----
/s/ Michael W. Cox           President, Chief Executive Officer,         August 25, 2005
---------------------------  and Director (Principal Executive Officer)
Michael W. Cox

/s/ Jane A. Murray           Executive Vice President, Chief             August 25, 2005
---------------------------  Operating Officer and Director
Jane A. Murray

/s/ William T. Schmitt       Senior Vice President and Chief Financial   August 25, 2005
---------------------------  Officer (Principal Financial Officer)
William T. Schmitt, Jr.


/s/ Glenn J. Alexander       Controller (Principal Accounting Officer)   August 25, 2005
---------------------------
Glenn J. Alexander

/s/ Bruce F. Wesson          Chairman of the Board of Directors          August 25, 2005
---------------------------
Bruce F. Wesson

                             Director                                    August 25, 2005
---------------------------
A. Bruce Campbell, M.D.

/s/ David Feldman            Director                                    August 25, 2005
---------------------------
David Feldman

/s/ Richard I. Levin         Director                                    August 25, 2005
---------------------------
Richard I. Levin

/s/ Lucia L/ Quinn           Director                                    August 25, 2005
---------------------------
Lucia L. Quinn

                             Director                                    August 25, 2005
---------------------------
John J. Gargana, Jr.

/s/ John P. Zanotti          Director                                    August 25, 2005
---------------------------
John P. Zanotti